UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2011

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)     (952) 426-1241

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01 Other Events.

On October 7, 2011, Ante5, Inc., a Delaware corporation (the “Company”) closed an asset purchase agreement (the “Agreement”) with Twin City Technical, LLC, a North Dakota limited liability company, and Irish Oil and Gas, Inc., a Nevada corporation (collectively, the “Sellers”), pursuant to which the Company acquired Sellers’ right, title, and interest in and to certain oil and gas mineral leases located in the Williston Basin in Dunn County, North Dakota covering a total of approximately 636 net acres (the “Mineral Leases”).  At the closing, the Company tendered a total of $1,413,658.62 of cash.  A copy of the Agreement was attached as an exhibit to the Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 11, 2011.  A copy of an addendum to the Agreement was attached as an exhibit to the Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC.
(Registrant)

  Date:  October 12, 2011

/s/  Bradley Berman, Chief Executive Officer
     Bradley Berman, Chief Executive Officer